Exhibit 99.1

Staffing 360 Solutions Pre-Announces Third Quarter 2017 Results

Forecasted Highlights:

•	Revenue growth of 9% to $50 million
•	Gross Profit growth of 11% to over $9 million
•	Gross Margin strengthened to 18%
•	Adjusted EBITDA growth of 25% to $2 million
•	Net Loss, after $5.6 million of non-cash and acquisition related charges, of $5.3 million
•	Recent acquisitions included for only a few weeks in fiscal third quarter

New York, NY – October 19, 2017 – Staffing 360 Solutions, Inc. (Nasdaq: STAF), a public company executing an international buy-and-build strategy through the acquisition of staffing organizations in the United States and in the United Kingdom, today pre-announced its unaudited financial results for the fiscal third quarter ended September 30, 2017.

Subject to the completion of the review of Staffing 360 Solutions’ full financial statements and filing with the Securities and Exchange Commission, the results for its fiscal third quarter 2017 are expected to be as follows:

•

Revenue of $50 million, an approximately 9% increase from $46 million in the 2016 third quarter, including $6 million from acquisitions. On a sequential quarterly basis, revenue is expected to improve by $8 million, or over 18% compared to the fiscal second quarter of 2017. For the nine months ended September 2017, revenue is expected to decrease by $2.2 million, including $1.8 million attributable to unfavorable foreign currency translation and the acquisition revenue discussed above, to $133 million from $135 million for the comparable period in fiscal 2016;

•

Gross profit of over $9 million, an11% increase over $8.4 million in the fiscal third quarter of 2016. On a sequential basis, gross profit is expected to improve by $1 million, or 18% compared to the fiscal second quarter of 2017. For the nine months ended September 2017, gross profit is expected to increase by over 3% from $23.6 million to $24.5 million for the comparable period in fiscal 2016;

•

Gross margins continued to remain strong, increasing from 18.3% in the prior year third quarter to 18.5% in the third quarter of fiscal 2017. For the nine months ended September 2017, the gross margin is expected to be 18.5%, an improvement from 17.4% for the comparable period in fiscal 2016;

•	The two acquisitions completed in September, CBS Butler Holdings Limited in the U.K. and firstPRO Georgia in the U.S. are included in these results for only a few

Exhibit 99.1

weeks. The full impact of these acquisitions will be reflected in the fiscal fourth quarter of 2017;
•

Including $5.6 million of non-cash charges, (relating to the refinancing of the balance sheet as well as depreciation and amortization of intangible assets, and approximately $0.9 million of acquisition-related and other non-recurring expenses) the net loss attributable to common stock is expected to be approximately $5.3 million for the fiscal third quarter of 2017 compared to $0.9 million for the comparable period in fiscal 2016. For the nine months the net loss attributable to common stock is expected to be approximately $9.4 million, including $10.8 million of non-cash charges (relating to the refinancing, depreciation and amortization of intangible assets, and $1.2 million of acquisition-related and other non-recurring expenses) against approximately $6.3 million for the comparable period in fiscal 2016;

•

Adjusted EBITDA is expected to be $2 million, a 25% increase over $1.7 million in the fiscal third quarter of 2016. For the nine months Adjusted EBITDA, is expected to be $5.8 million, an increase of 7% over $5.4 million for the comparable period in fiscal 2016.

“The third quarter was a transformational period in the history of Staffing 360 Solutions,” stated Brendan Flood, Executive Chairman of Staffing 360 Solutions. “We completed two acquisitions bringing our annualized revenues to $265 million and materially refinanced our balance sheet, improving our working capital position and ability to generate positive operating cash flow. More importantly, our trailing twelve months’ pro-forma Adjusted EBITDA is now $11 million, up from $5.4 million in the comparable trailing twelve months of 2016.”

Mr. Flood continued, “Looking forward, we are now positioned to see further growth as we utilize operating cash flow for investment in people and services in 2018 and beyond.”

The Company expects to file its full results for the fiscal first quarter ended September 30, 2017 on Form 10-Q before the SEC filing deadline in mid-November and will host an earnings conference call around the same time to discuss the results.

For more information about Staffing 360 Solutions and complete investor materials such as investor presentations, white papers and webcasts of past earnings calls, please visit: www.staffing360solutions.com/res.html.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (Nasdaq: STAF) is a public company in the staffing sector engaged in the execution of an international buy-and-build strategy through the acquisition of domestic and international staffing organizations in the United States and in the United Kingdom.  The Company believes that the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $500 million.  As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and Light Industrial staffing space.  For more information, please visit: www.staffing360solutions.com.

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Exhibit 99.1

Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with US generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making regarding potential acquisitions, as well as a means to evaluate period-to period comparison. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and goodwill impairment charges.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as "expect," "look forward to," "anticipate," "intend," "plan," "believe," "seek," "estimate," "will," "project" or words of similar meaning.  Although Staffing 360 Solutions, Inc. believes such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Actual results may vary materially from those expressed or implied by the statements herein, including the goal of achieving annualized revenues of $500 million, due to the Company’s ability to successfully raise sufficient capital on reasonable terms or at all, to consummate additional acquisitions, to successfully integrate newly acquired companies, to organically grow its business, to successfully defend potential future litigation, changes in local or national economic conditions, the ability to comply with contractual covenants, including in respect of its debt, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.  Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Corporate Investor Contact:

Staffing 360 Solutions, Inc.

Brendan Flood, Executive Chairman

+1.646.507.5715

brendan.flood@staffing360solutions.com

Financial Contact:

Staffing 360 Solutions, Inc.

David Faiman, Chief Financial Officer

+1.646.507.5711

info@staffing360solutions.com

Exhibit 99.1

Staffing 360 Solutions, Inc. and Subsidiaries
Reconciliation of Net Loss Attributable to Common Stock to Adjusted EBITDA
(All Amounts in Millions)